   As filed with the Securities and Exchange Commission on February 4, 1999
                                                          Registration No. 333-

-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     ------------
                                       FORM S-3

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                     ------------
                                 SARA LEE CORPORATION

                (Exact Name of Registrant as Specified in Its Charter)



                 MARYLAND                                2089049
     (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)              Identification Number)

                        THREE FIRST NATIONAL PLAZA, SUITE 4600
                            CHICAGO, ILLINOIS  60602-4260
                              TELEPHONE: (312) 726-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                              JANET LANGFORD KELLY, ESQ.
                 SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 SARA LEE CORPORATION
                       THREE FIRST NATIONAL PLAZA, SUITE 4600
                            CHICAGO, ILLINOIS  60602-4260
                              TELEPHONE: (312) 558-8503


                 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
                                     ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                  Proposed           Proposed
 Title of Shares    Amount         Maximum            Maximum        Amount of
      To Be          To Be        Aggregate          Aggregate     Registration
    Registered    Registered        Price          Offering Price      Fee
                    (1)(2)     Per Unit  (2)(3)         (3)
-------------------------------------------------------------------------------
  Common Stock,
  $.01 par value   5,000,000        $24.03         $120,150,000.00   $33,401.70
    (including
    Preferred
 Stock Purchase
   Rights (4))
-------------------------------------------------------------------------------

(1) Also registered hereby are such additional and indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights ("Rights") as may become issuable in accordance with the provisions of the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan, the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, as amended, the Sara Lee Corporation 1995 Non-Employee Director Stock Plan, as amended, and the Sara Lee Corporation 1989 Incentive Stock Plan, as amended.

(2) The information included in this Registration Statement gives effect to a 2-for-1 split of the Company's outstanding Common Stock which was effected in the form of a 100 percent stock dividend declared on October 29, 1998 and distributed on December 21, 1998 to stockholders of record as of the close of business on December 1, 1998.

(3) Estimated solely for the purpose of calculating the Registration Fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of Common Stock of the Registrant on The New York Stock Exchange on February 2, 1999.

(4) Rights are initially carried and traded with the Common Stock of the Company. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED FEBRUARY 4, 1999

PROSPECTUS




                                SARA LEE CORPORATION

                          5,000,000 SHARES OF COMMON STOCK
                                 __________________


          This Prospectus relates to up to 5,000,000 shares of Common Stock of Sara Lee Corporation which we may offer and sell to you and to other holders of options to purchase our Common Stock. Our Common Stock is listed and traded on The New York Stock Exchange (under the symbol "SLE"), The Chicago Stock Exchange, The Pacific Stock Exchange, The Stock Exchange (London), The Bourse (Paris), The Amsterdam Stock Exchange, and The Swiss Exchange. On January 28, 1999, the last reported sale price of our Common Stock on The New York Stock Exchange was $25.75 per share.

     Each share of our Common Stock includes one-half of a Right to purchase one-one hundredth of a share of our Series A Junior Participating Preferred Stock or, under certain circumstances, our Common Stock or other securities, cash or other assets.

     Our principal executive offices are located at Three First National Plaza, Chicago, Illinois 60602-4260. Our telephone number is (312) 726-2600.

                                     ------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     ------------

     The purchase price for the shares of Common Stock you are entitled to receive upon exercise of each of your stock options is set forth in a stock option agreement. We set the price for each of your stock options at the fair market value of a share of Common Stock on the date we granted the stock option.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is _____________, 1999

                                  TABLE OF CONTENTS
                                                                           Page

About This Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Description of the Plans and the Non-Qualified Stock Options . . . . . . . . .3
Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . .6
Description of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . .8
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . .9



                                ABOUT THIS PROSPECTUS

     This Prospectus relates to up to 5,000,000 shares of Common Stock, par value $.01 per share, including the associated Preferred Stock Purchase Rights ("Common Stock"), of Sara Lee Corporation, a Maryland corporation (the "Company"), which may be offered and sold to permitted transferees of participants ("Participants") in the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan (the "1998 Plan"), the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, as amended (the "1995 Plan"), the Sara Lee Corporation 1995 Non-Employee Director Stock Plan, as amended (the "Director Plan"), and the Sara Lee Corporation 1989 Incentive Stock Plan, as amended (the "1989 Plan"), pursuant to non-qualified stock options ("Stock Options") granted to such Participants. The 1998 Plan, the 1995 Plan, the Director Plan and the 1989 Plan are each referred to as a "Plan," and are collectively referred to as the "Plans." The Prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options to the beneficiaries of such permitted transferees, or the executors or administrators of their estates, or other persons duly authorized by law to administer the estate or assets of such persons. The information in this Prospectus gives effect to a 2-for-1 split of the Company's outstanding Common Stock which was effected in the form of a 100 percent stock dividend declared on October 29, 1998 and distributed on December 21, 1998 to stockholders of record as of the close of business on December 1, 1998.

                                     THE COMPANY

     The Company is a global manufacturer and marketer of high-quality, brand-name products for consumers throughout the world. We have operations in more than 40 countries and market branded products in more than 140 countries. Our products and services include packaged meats, frozen and fresh-baked goods, coffee and tea, foodservice distribution, intimate apparel, knit products, legwear, underwear, activewear and other apparel and accessory items, and household and body care products.

                                   USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Common Stock for general corporate purposes.


            DESCRIPTION OF THE PLANS AND THE NON-QUALIFIED STOCK OPTIONS

GENERAL

     The primary purposes of the 1998 Plan, the 1995 Plan and the 1989 Plan are to promote the interests of the Company and its stockholders by strengthening Sara Lee's ability to attract and retain highly competent individuals to serve as officers and other key employees and to provide a means to encourage stock ownership and proprietary interest by officers and key employees in the Company. The primary purpose of the Director Plan is to promote the long-term growth of the Company by enhancing the Company's ability to attract and retain highly qualified and capable non-employee directors with diverse backgrounds and experience and by increasing the proprietary interest of non-employee directors in the Company. Only non-employee directors of the Company are eligible to participate in the Director Plan.

     The Plans generally are administered by the Compensation and Employee Benefits Committee of the Board of Directors (the "Committee"). The 1998 Plan and the 1995 Plan may be administered by a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee consists of at least three members who may be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Except with respect to grants to persons who are subject to Section 16 of the Exchange Act, or who are or are likely to be "covered employees" within the meaning of Section 162(m) of the Code, the Committee may delegate some or all of its authority to administer the Plans to the Chairman and Chief Executive Officer or other executive officer of the Company.

     The 1998 Plan became effective on October 29, 1998. Unless earlier terminated by the Board of Directors, the 1998 Plan will expire when shares are no longer available for grant, exercise or settlement. The Director Plan became effective as of March 30, 1995 and may be terminated at any time by the Board of Directors. The 1998 Plan replaces the 1995 Plan and the 1989 Plan. Termination of any of the Plans does not affect the rights of any Participant under any grants or awards made prior to termination.

STOCK OPTIONS

     A Stock Option represents the right to purchase a specified number of shares of Common Stock during a specified period up to ten years.

     Under the 1998 Plan, the 1995 Plan and the 1989 Plan, the number of shares of Common Stock subject to a Stock Option, the period for the exercise of a Stock Option and the purchase price per share are determined by the Committee; provided that, subject to certain exceptions, the purchase price per share may not be less than 100% of the fair market value on the date of grant. In addition, the shares covered by a Stock Option may be purchased, in accordance with the applicable Stock Option agreement, by cash payment or other method permitted by the Committee, including (i) tendering (or attesting to ownership of) shares of Common Stock, (ii) authorizing third party exercise transactions, or (iii) any combination of the above.

     Under the Director Plan, non-employee directors receive an annual grant of Stock Options to purchase 10,000 shares of Common Stock (11,000 shares for chairs of committees of the Board of Directors), giving effect to the 2-for-1 stock split declared on October 29, 1998. In addition, non-employee directors may elect to receive Stock Options in lieu of all or a portion of their annual retainer. The purchase price per share may not be less than 100% of the fair market value on the date of grant. Stock Options granted under the Director Plan vest immediately, but are not exercisable until six months from the date of grant, except that a Stock Option granted to a Participant who is a resident of the Netherlands and subject to the personal income tax laws of the Netherlands may be exercised immediately after the date of grant. Stock Options granted under the Director Plan may be exercised until the tenth anniversary of the date of grant (fifth anniversary in the case of Participants resident in and subject to the income tax laws of the Netherlands). Under the Director Plan, the shares covered by a Stock Option may be purchased, in accordance with the applicable Stock Option agreement, by cash payment, by tendering (or attesting to ownership of) shares of Common Stock, or by a combination of cash payment and tendering shares.

TRANSFERABILITY

     The Plans provide that Stock Options are generally not transferable by a Participant other than by will, the laws of descent and distribution or pursuant to the terms of the applicable Stock Option agreement. Certain Stock Option agreements permit transfer (a) by will or by the laws of descent and distribution, (b) pursuant to a domestic relations order, (c) to one or more of the Participant's Immediate Family Members, (d) to a trust or trusts for the exclusive benefit of one or more of a Participant's Immediate Family Members, (e) to a partnership in which a Participant and/or one or more of the Participant's Immediate Family Members are the only partners, (f) to a limited liability company in which a Participant and/or one or more of the Participant's Immediate Family Members are the only members, (g) to a charitable foundation or other charitable organization established by a Participant or (h) to such other persons or entities as may be approved in writing by the Committee prior to such transfer. For purposes of such transferability provisions, the term "Immediate Family Member" means a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece or nephew, and shall include adoptive relationships. Any such permitted transferee of a Participant's Stock Options is referred to herein as a "Stock Option Transferee" and such Participant is referred to herein as a "Participant Transferor."

     Upon transfer to a Stock Option Transferee, a Stock Option is governed by and subject to the terms and limitations of the applicable Plan and the applicable Stock Option agreement, as such agreement may be amended by the Committee in consenting to a transfer of the Stock Option, and, subject to any such amendment, the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and conditions of the original grant to the Participant

Transferor, as amended, including provisions relating to the expiration date, exercisability, exercise price and forfeiture. For information regarding the Plans and the terms of a particular Stock Option grant, Stock Option Transferees may contact the Executive Director-Compensation and Benefits of the Company.

     Although a Stock Option agreement may provide for the grant of a replacement option ("Replacement Stock Option") if the exercise price and related withholding tax obligations are satisfied by tendering (or attesting to ownership of) shares of Common Stock to, or having shares withheld by, the Company (and, in the case of the Director Plan, where the assumed withholding tax obligation is deemed to be satisfied by the tender of shares of Common Stock), neither the Stock Option Transferee nor the Participant Transferor shall be eligible to receive Replacement Stock Options upon the exercise of any Stock Option transferred to a Stock Option Transferee.

EXERCISE OF OPTIONS BY STOCK OPTION TRANSFEREES

     A Stock Option may be exercised by a Stock Option Transferee at any time from the date established in the applicable Plan or the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Option as established in the applicable Plan or the original grant to the Participant Transferor, or the earlier date on which the Stock Option terminates due to the Participant Transferor's termination of employment or service as director, as discussed below. A Stock Option may be exercised by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased. The notice of exercise must be accompanied by payment for the shares of Common Stock being purchased and payment of any tax withholding obligations. The Stock Option agreement will set forth whether payment of the exercise price may be made by (i) tendering cash or tendering (or attesting to ownership of) shares of Common Stock, (ii) authorizing third party exercise transactions (other than Stock Options granted under the Director Plan), or
(iii) any combination of the above. No certificate representing Common Stock shall be delivered until the purchase price therefor and any tax withholding obligations have been paid.

     Under existing regulations of the Federal Reserve Board, a Stock Option Transferee may not make the payment of the exercise price in cash by or through a broker-assisted exercise of a Stock Option. At the time of exercise, however, a Stock Option Transferee may inquire of the the Executive Director-Compensation and Benefits of the Company, as to the availability of such payment procedure under the then prevailing regulations.
 If permitted by law, the Company may, in its sole discretion, permit payment of the exercise price of Stock Options, other than Stock Options granted under the Director Plan, in cash by or through a broker acceptable to the Company to whom the Stock Option Transferee has submitted an irrevocable notice of exercise.

     Any required tax withholding must be satisfied by the party required to recognize income in connection with the exercise of the Stock Option under the rules discussed below under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Accordingly, the receipt of the certificate representing Common Stock after the exercise of a Stock Option by a Stock Option Transferee is not entirely within his or her control when the Stock Option Transferee is not the party required to recognize income in connection with the exercise of the Stock Option. Once the exercise, payment of the purchase price and payment of any tax withholding obligations are completed as described above, a stock certificate for the appropriate number of shares will be delivered to the Stock

Option Transferee or his or her estate or beneficiaries, or such shares shall otherwise be delivered in such manner as the person(s) entitled thereto may direct.

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD OF DIRECTORS

     Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the applicable Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment or service status. The Committee has authority to determine the circumstances under which Stock Options shall vest and be exercisable upon the termination of employment or service on the Board of Directors of the Participant Transferor for any reason. Such provisions are contained in the Stock Option agreement for such Stock Option. The Company has no obligation to notify any Stock Option Transferee of the termination of employment or service on the Board of Directors of the Participant Transferor.

 CHANGE IN CONTROL

     In the event of a "Change in Control" (as defined in the Plans), or in contemplation thereof, the Committee may make appropriate adjustments to Stock Options granted under the 1998 Plan and the 1995 Plan (including acceleration of vesting and settlements of or substitutions for Stock Options) and Stock Options granted under the 1989 Plan and the Director Plan will become immediately exercisable. Under the Plans, a "Change in Control" occurs if (i) a person becomes the beneficial owner of 20% or more of the voting power of the Company's outstanding stock which may be voted on all matters submitted to stockholders generally (subject to certain exceptions), (ii) the stockholders approve a reorganization, merger or consolidation or the Company sells or disposes of all or substantially all of its property and assets (unless the Company's stockholders receive 50% or more of the voting power of the resulting entity) or the Company liquidates or dissolves, or (iii) individuals who immediately after a date specified in each of the Plans constitute the Board of Directors, and any new director whose nomination for election or election is recommended or approved by a majority of the directors who were directors immediately after such date or whose nomination or election was previously so recommended or approved, cease to constitute a majority of the Board of Directors.

AMENDMENT

     The Board of Directors may amend the Plans at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided that no amendment to the 1998 Plan may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under the 1998 Plan or (ii) effect any change inconsistent with Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding Stock Option without the consent of such holder.

                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses the federal income tax consequences of a transfer of a Stock Option and of the exercise of such Stock Option. The summary is not a complete description of tax consequences applicable to a Participant Transferor and Stock Option Transferee. Accordingly, prior to transferring a Stock Option, a Participant should consult with his or her personal tax advisor concerning the possible federal, state and local income, gift, estate, inheritance, generation skipping and other tax consequences of such a transfer, and a Stock Option Transferee should consult with his or her personal tax advisor concerning the possible federal, state and local income and other tax consequences of the exercise of a Stock Option.

INCOME TAX CONSEQUENCES FOR PARTICIPANT TRANSFEROR

     A Participant who transfers a Stock Option by gift to a Stock Option Transferee will not recognize income at the time of the transfer. Instead, the Participant Transferor will recognize ordinary compensation income at the time the Stock Option Transferee exercises the Stock Option in an amount equal to the excess, if any, of the fair market value of the shares purchased on the date of exercise (which will not necessarily be equal to the price at which such shares are sold, even if sold on the same day as exercise) over the exercise price.

     Any income recognized by the Participant Transferor will be subject to required tax withholding by the Company. Payment of the withholding obligation by the Participant Transferor may be made, subject to the applicable Plan and Stock Option agreement, by (i) tendering cash or tendering (or attesting to ownership of) shares of Common Stock, (ii) authorizing third party exercise transactions (other than Stock Options granted under the Director Plan), or
(iii) any combination of the above. Subject to certain limitations, the Company will generally be entitled to claim a federal income tax deduction at such time and in the same amount that the Participant Transferor recognizes ordinary income.

INCOME TAX CONSEQUENCES FOR STOCK OPTION TRANSFEREE

     The Company also has been advised that a Stock Option Transferee will not recognize income at the time of the transfer of a Stock Option by gift. As described in the preceding two paragraphs, the Participant Transferor, and not the Stock Option Transferee, will recognize ordinary compensation income at the time the Stock Option Transferee exercises the Stock Option. A Stock Option Transferee who chooses to exercise a Stock Option in whole or in part by delivery of previously owned shares of Common Stock should consult with his or her personal tax advisor concerning the tax consequences of such a transaction.

INCOME TAX CONSEQUENCES UPON THE SUBSEQUENT SALE OF COMMON STOCK

     If shares acquired upon exercise of a Stock Option are later sold or exchanged, then the difference between the sales price and the Stock Option Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the taxpayer), depending upon whether the stock has been held for more than 12 months after the exercise date. If the Stock Option is exercised by the Stock Option Transferee for cash, the tax basis for the shares in the hands of the Stock Option Transferee would be the exercise price for the Stock Option plus the amount of the income recognized by either the Stock Option Transferee or the Participant Transferor at the time of exercise. Different basis rules apply if the Stock Option Transferee delivered previously owned shares of Common Stock in payment of all or a portion of the exercise price of the Stock Option.

                             DESCRIPTION OF COMMON STOCK

GENERAL

     Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the rights of holders of any outstanding shares of Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive ratably all assets of the Company remaining after satisfaction of all preferences of any outstanding Preferred Stock and all other liabilities.

     Holders of Common Stock are entitled to one vote per share in the election of directors and on any question arising at any meeting of stockholders. Holders of shares of Common Stock vote as a single class together with holders of shares of the Sara Lee Employee Stock Ownership Plan Convertible Preferred Stock ("ESOP Stock"). Each share of ESOP Stock is entitled to 10.264 votes, giving effect to the 2-for-1 stock split declared on October 29, 1998. Certain other series of Preferred Stock may vote together with the Common Stock as a single class. Under certain circumstances as provided by law and the Company's Articles of Restatement of Charter, as supplemented (the "Articles"), certain series of Preferred Stock may vote as separate classes. The Common Stock does not have cumulative voting rights, and no holder of Common Stock, solely by virtue of such holdings, has or will have, any pre-emptive right to subscribe for or purchase any shares of any class of stock which is now or may hereafter be authorized or issued. All of the outstanding shares of Common Stock of the Company are fully paid and non-assessable.

PREFERRED STOCK PURCHASE RIGHTS

     One-half of a Preferred Stock Purchase Right (a "Right") is associated and trades with each outstanding share of Common Stock. As long as the Rights are associated with the Common Stock, each new share of Common Stock issued by the Company, including any shares of Common Stock offered hereby, will include one-half of a Right (subject to adjustment). Upon the occurrence of certain events, each Right will entitle its holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock for $215 (subject to antidilution provisions). Subject to certain exceptions, the Rights will separate from the Common Stock 10 days after any person or group announces its beneficial ownership of 15% or more of the outstanding shares of Common Stock, or 10 business days after a person or group announces a tender or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock. If the Rights thereafter become exercisable, each Right will entitle its holder (except the acquiring party) to buy shares of Common Stock of the Company having a market value of two times the exercise price of the Right. If after the Rights become exercisable the Company is involved in a merger or sells more than 50% of its assets, each Right will entitle its holder to buy common stock of the surviving entity having a market value of two times the exercise price of the Right. The Company has the right to redeem the Rights for $.01 per Right prior to the time that they become exercisable. The Rights expire on May 31, 2008.

                                    LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Janet Langford Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Company. As of December 31, 1998, Ms. Kelly beneficially owned 83,188 shares of Common Stock and had the right to acquire 128,394 shares of Common Stock through the exercise of options pursuant to stock option plans of the Company.

                                       EXPERTS

     The consolidated financial statements and schedules of the Company included in its Annual Report on Form 10-K for the year ended June 27, 1998 and incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We incorporate by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering of the Common Stock is completed:

     -    Annual Report on Form 10-K for the year ended June 27, 1998;

     -    Quarterly Report on Form 10-Q for the quarter ended September 26,
          1998;

     - Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, and Registration Statement No. 34-397183 on
          Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989), as to Description of the Common Stock of the Company only; and

     - Description of the Rights contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     This prospectus is part of a registration statement we have filed with the SEC relating to the Common Stock. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our Common Stock. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

     You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

               Sara Lee Corporation
               Three First National Plaza, Suite 4600
               Chicago, Illinois 60602-4260
               Attention: Janet Langford Kelly, Esq.,
               Senior Vice President, Secretary and General Counsel Telephone (312) 558-8503.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of the document. We are not making an offer of the Common Stock in any state in which the offer or sale is not permitted.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated, except the SEC registration fee.

     SEC registration fee. . . . .      $33,401.70
     Legal fees and expenses . . .        5,000
     Accounting fees and expenses.        1,000

     Total fees and expenses            $39,401.70
                                        ----------
                                        ----------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Company's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement under the Securities Act of 1933 (the "Securities Act"). The Company has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act. Article V of the By-Laws of the Company provides for such indemnification to the extent and under the circumstances permitted by said
Section 2-418.

          Article V of the Bylaws of the Company provides as follows:

          Section 1. Right To Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Section 2. Time for Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if
(i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

          Section 3. General. The indemnification and advance of expenses provided by this Article V (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect.

          Section 4. Effective Time. This Article V shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          Section 5. Further Action. The Board of Directors may take such action as is necessary to carry out the provisions of this Article V and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance of expenses as may be permitted by law.

ITEM 16.  EXHIBITS.

          A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

               (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29 day of January, 1999.

                              SARA LEE CORPORATION


                              By:  /s/ Janet Langford Kelly
                                   ------------------------------------
                                   Janet Langford Kelly
                                   Senior Vice President, Secretary
                                   and General Counsel



                                  POWER OF ATTORNEY

          KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Janet Langford Kelly and R. Henry Kleeman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubsitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 29, 1999.

Name                                         Title
----                                         -----

/s/ John H. Bryan                       Chairman of the Board and
------------------------------          Chief Executive Officer and
John H. Bryan                           Director (Principal Executive Officer)


/s/ C. Steven McMillan                  President and Chief Operating Officer
-------------------------------         and Director
C. Steven McMillan


/s/ Frank L. Meysman                    Executive Vice President and
-------------------------------         Director
Frank L. Meysman

/s/ Judith A. Sprieser                  Executive Vice President and Chief
-------------------------------         Financial Officer and Director
Judith A. Sprieser                      (Principal Financial Officer)


/s/ Wayne R. Szypulski                  Vice President and Controller
-------------------------------         (Principal Accounting Officer)
Wayne R. Szypulski


/s/ Paul A. Allaire                     Director
-------------------------------
Paul A. Allaire


/s/ Frans H.J.J. Andriessen             Director
-------------------------------
Frans H.J.J. Andriessen


/s/ Duane L. Burnham                    Director
-------------------------------
Duane L. Burnham


/s/ Charles W. Coker                    Director
-------------------------------
Charles W. Coker


/s/ James S. Crown                      Director
-------------------------------
James S. Crown


/s/ Willie D. Davis                     Director
-------------------------------
Willie D. Davis


/s/ Vernon E. Jordan, Jr.               Director
-------------------------------
Vernon E. Jordan, Jr.


/s/ James L. Ketelsen                   Director
-------------------------------
James L. Ketelsen


/s/ Hans B. van Liemt                   Director
-------------------------------
Hans B. van Liemt


/s/ Joan D. Manley                      Director
-------------------------------
Joan D. Manley

/s/ Rozanne L. Ridgway                  Director
-------------------------------
Rozanne L. Ridgway


/s/ Richard L. Thomas                   Director
-------------------------------
Richard L. Thomas


/s/ John D. Zeglis                      Director
-------------------------------
John D. Zeglis

                                    EXHIBIT INDEX

EXHIBIT

4.1 Articles of Restatement of Charter of the registrant, dated April 9, 1990, incorporated by reference to Exhibit 4.1 of Registration Statement No. 33-35760 on Form S-8 filed with the Commission on
          July 6, 1990.

4.2 Articles Supplementary to the Charter of the registrant, dated May 18, 1990, incorporated by reference to Exhibit 4.2 of the Registration Statement No. 33-37575 on Form S-8 filed with the Commission on November 1, 1990.

4.3 Articles Supplementary to the Charter of the registrant, dated October 30, 1992, incorporated by reference to Exhibit 4.3 of the Registration Statement No. 33-59002 on Form S-8 filed with the Commission on
          March 4, 1993.

*4.4      Articles of Amendment to the Charter of Registrant, dated November 19,
          1998.

*4.5 Articles Supplementary to the Charter of the registrant, dated January 7, 1999.

4.6 Amended By-Laws of the registrant, dated August 29, 1996, incorporated by reference to Exhibit 3(b) of the registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

4.7 Stockholder Rights Agreement, dated as of March 26, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 8-A filed with the Commission on May 19, 1998.

*5. Opinion of Janet Langford Kelly, Esq., Senior Vice President, Secretary and General Counsel.

*23.1     Consent of Arthur Andersen LLP.

*23.2     Consent of Janet Langford Kelly, Esq. (included in Exhibit 5).

*24 Powers of Attorney (included on signature page to this Registration Statement).

99.1      1989 Incentive Stock Plan, as amended, incorporated by reference to
          Exhibit 10(4) to Report on Form 10-K for Fiscal Year ended June 28, 1997.

99.2 1995 Long-Term Incentive Stock Plan, as amended, incorporated by reference to Exhibit 10(16) to Report on Form 10-K for Fiscal Year ended June 28, 1997.

99.3 1995 Non-Employee Director Stock Plan, as amended, incorporated by reference to Exhibit 10(8) to Report on Form 10-K for Fiscal Year ended June 27, 1998.

*99.4     1998 Long-Term Incentive Stock Plan, as amended on January 27, 1999.
______
*Filed herewith